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                                                                       EXHIBIT 2

                             JOINT FILING STATEMENT


We, the undersigned, hereby express our agreement that the attached Schedule 13D is filed on behalf of each of us.


TROUTT PARTNERS, LTD.

By:  The Troutt Family Trust,
     its general partner


     By:/s/  KENNY A. TROUTT
        ---------------------              -------------------------------------
          Trustee                          Date:  April 20, 1998



THE TROUTT FAMILY TRUST


By: /s/  KENNY A. TROUTT
   --------------------------              -------------------------------------
     Trustee                               Date:  April 20, 1998


/s/  KENNY A. TROUTT
-----------------------------              -------------------------------------
Kenny A. Troutt, individually              Date:  April 20, 1998